Exhibit 99.1
JOINT FILER INFORMATION
This statement on Form 3 is filed by the CB Healthcare Fund, L.P. and CB Health
Ventures, L.L.C.  The principal business address of each of the reporting persons is 800
Boylston Street, Suite 1585, Boston, MA 02199.  The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interests therein.
Designated Filer:         CB Healthcare Fund, L.P.
Issuer and Ticker Symbol:        IPC The Hospitalist Company, Inc. ("IPCM")
Date of Event Requiring Statement:        January 24, 2008
CB HEALTHCARE FUND, L.P.
By: CB Health Ventures, L.L.C.
        its sole General Partner
By: __/s/ Frederick R. Blume______
        Frederick R. Blume, Manager

CB HEALTH VENTURES, L.L.C.

By: __/s/ Frederick R. Blume______
        Frederick R. Blume, Manager